FORM OF
                               TANAKA FUNDS, INC.
                            ADMINISTRATION AGREEMENT


         AGREEMENT made as of the ___ day of _________, 1998, by and between TANAKA Funds, Inc., a Maryland corporation, with its principal office and place of business at Two Portland Square, Portland, Maine 04101 (the "Corporation"), and Forum Administrative Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest, no par value (the "Shares"), in separate series and classes; and

         WHEREAS, the Corporation offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation offers shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS,   the   Corporation   desires  that  Forum   perform   certain
administrative services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) The Corporation hereby appoints Forum, and Forum hereby agrees, to act as administrator of the Corporation for the period and on the terms set forth in this Agreement.

         (b) In connection therewith, the Corporation has delivered to Forum copies of (i) the Corporation's Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"), (ii) the Corporation's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"), (iii) the Corporation's current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"), (iv) each current plan of distribution or similar document adopted by the Corporation under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Corporation ("Service Plan"), and (iv) all procedures adopted by the Corporation


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with respect to the Funds (i.e.,  repurchase  agreement  procedures),  and shall promptly furnish Forum with all amendments of or supplements to the foregoing. The Corporation shall deliver to Forum a certified copy of the resolution of the Board of Directors of the Corporation (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.

         SECTION 2.  DUTIES OF FORUM AND THE CORPORATION

         (a) Subject to the direction and control of the Board, Forum shall manage all aspects of the Corporation's operations with respect to the Funds except those that are the responsibility of any other service provider hired by the Corporation, all in such manner and to such extent as may be authorized by the Board.

         (b) With respect to the Corporation or each Fund, as applicable, Forum shall:

         (i) at the Corporation's expense, provide the Corporation with, or arrange for the provision of, the services of persons competent to perform such legal, administrative and clerical functions not otherwise described in this Section 2(b) as are necessary to provide effective operation of the Corporation;

         (ii) oversee (A) the preparation and maintenance by the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant in such form, for such periods and in such locations as may be required by applicable United States law, of all documents and records relating to the operation of the Corporation required to be prepared or maintained by the Corporation or its agents pursuant to applicable law; (B) the reconciliation of account information and balances among the Corporation's custodian, transfer agent, dividend disbursing agent and fund accountant; (C) the transmission of purchase and redemption orders for Shares; and (D) the performance of fund accounting, including the calculation of the net asset value of the Shares;

         (iii) oversee the performance of administrative and professional services rendered to the Corporation by others, including its custodian, transfer agent and dividend disbursing agent as well as legal, auditing, shareholder servicing and other services performed for the Funds;

         (iv) file or oversee the filing of each document required to be filed by the Corporation in either written or, if required, electronic format (e.g., electronic data gathering analysis and retrieval system or "EDGAR") with the SEC;

         (v) assist in and oversee the preparation, filing and printing and the periodic updating of the Registration Statement and Prospectuses;

         (vi) oversee the preparation and filing of the Corporation's tax returns;

         (vii) oversee the preparation of financial statements and related reports to the Corporation's shareholders, the SEC and state and other securities administrators;


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         (viii) assist in and oversee the  preparation and printing of proxy and information statements and any other communications to shareholders;

         (ix) provide the Corporation with adequate general office space and facilities and provide persons suitable to the Board to serve as officers of the Corporation;

         (x) assist the investment advisers in monitoring Fund holdings for compliance with Prospectus investment restrictions and assist in preparation of periodic compliance reports, as applicable;

         (xi) prepare, file and maintain the Corporation's Organic Documents and minutes of meetings of Directors, Board committees and shareholders;

         (xii) with the cooperation of the outside counsel to the Corporation, investment advisers, the officers of the Corporation and other relevant parties, prepare and disseminate materials for meetings of the Board, as applicable;

         (xiii) maintain the Corporation's existence and good standing under applicable state law;

         (xiv) monitor sales of Shares, ensure that the Shares are properly and duly registered with the SEC and register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions;

         (xv) oversee the calculation of performance data for dissemination to information services covering the investment company industry, for sales literature of the Corporation and other appropriate purposes;

         (xvi) oversee the determination of the amount of and supervise the declaration of dividends and other distributions to shareholders as necessary to, among other things, maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and prepare and distribute to appropriate parties notices announcing the declaration of dividends and other distributions to shareholders;

         (xvii) advise the Corporation and the Board on matters concerning the Corporation and its affairs;

         (xviii) calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

         (xix) authorize the payment of Corporation expenses and pay, from Corporation assets, all bills of the Corporation;


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         (xx) prepare Fund budgets, pro-forma financial statements,  expense and
         profit/loss   projections   and   fee   waiver/expense    reimbursement
         projections on a periodic basis;

         (xxi) prepare financial statement expense information;

         (xxii) assist the Corporation in the selection of other service providers, such as independent accountants, law firms and proxy solicitors; and

         (xxiii) perform such other recordkeeping, reporting and other tasks as may be specified from time to time in the procedures adopted by the Board; provided, that Forum need not begin performing any such task except upon 65 days' notice and pursuant to mutually acceptable compensation agreements.

         (c) Forum shall provide such other services and assistance relating to the affairs of the Corporation as the Corporation may, from time to time, reasonably request pursuant to mutually acceptable compensation agreements. In addition, the lawyers who are employed by Forum or its affiliates shall provide any of the legal services identified in Appendix C hereto to the Corporation, subject to satisfaction of the conditions contained in Section 9(c) and to the consents and waivers by the Corporation and Forum of any general conflict of interest existing as a result of the provision of those services. Forum shall not charge the Corporation for providing the legal services identified in Appendix C, except for those matters designated as Special Legal Services, as to which Forum may charge, and, subject to review and approval by the Chairman of the Audit Committee or outside counsel to the Corporation, the Corporation shall pay, an additional amount as reimbursement of the cost to Forum of providing the Special Legal Services. Nothing in this Agreement shall require Forum to provide any of the services listed in Appendix C, and each of those services may be performed by an outside vendor if appropriate in the judgment of Forum or the Corporation.

         (d) Forum shall maintain records relating to its services, such as journals, ledger accounts and other records, as are required to be maintained under the 1940 Act and Rule 31a-1 thereunder. The books and records pertaining to the Corporation that are in possession of Forum shall be the property of the Corporation. The Corporation, or the Corporation's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Corporation, copies of any such books and records shall be provided promptly by Forum to the Corporation or the Corporation's authorized representatives. In the event the Corporation designates a successor that assumes any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Corporation, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

         (e) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except with respect to Forum's duties as set forth in this Section 2 and except as otherwise specifically provided herein,


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the  Corporation  assumes all  responsibility  for ensuring that the Corporation complies with all applicable  requirements  of the Securities  Act, the 1940 Act
and  any  laws,   rules  and  regulations  of  governmental   authorities   with
jurisdiction over the Corporation. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         (f) In order for Forum to perform the services required by this Section 2, the Corporation (i) shall cause all service providers to the Corporation to furnish any and all information to Forum, and assist Forum as may be required and (ii) shall ensure that Forum has access to all records and documents maintained by the Corporation or any service provider to the Corporation.

         SECTION 3.  STANDARD OF CARE AND RELIANCE

         (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to the Corporation or any of the Corporation's shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

         (b) The Corporation agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended, ("Forum Indemnitees") against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in Section 3(d) (a "Claim"). The Corporation shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Corporation written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Forum Indemnitee.

         (c) Forum agrees to indemnify and hold harmless the Corporation, its employees, agents, directors and officers against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of Forum's actions taken or failures to act with respect to a Fund that are not consistent with the standard of care set forth in Section 3(a). Forum shall not be required to indemnify the Corporation if, prior to confessing any Claim against the Corporation, the Corporation does not give Forum written notice of and reasonable opportunity to defend against the claim in its own name or in the name of the Corporation.


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         (d) A Forum  Indemnitee  shall not be liable  for any  action  taken or failure to act in good faith reliance upon:

         (i) the advice of the Corporation or of counsel, who may be counsel to the Corporation or counsel to Forum, and upon statements of accountants, brokers and other persons reasonably believed in good faith by Forum to be experts in the matter upon which they are consulted;

         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by the person or persons authorized by the Board to give such oral instruction. Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or

         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the Corporation or other proper party or parties;

and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.

         (e) Forum shall not be liable for the errors of other service providers to the Corporation including the errors of printing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the Corporation.

         SECTION 4.  COMPENSATION AND EXPENSES

         (a) In consideration of the administrative services provided by Forum pursuant to this Agreement, the Corporation shall pay Forum, with respect to each Class of each of the Funds, the fees set forth in Appendix B hereto. These fees shall be accrued by the Corporation daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month.

         If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the


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beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the Corporation shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         (b) Notwithstanding anything in this Agreement to the contrary, Forum and its affiliated persons may receive compensation or reimbursement from the Corporation with respect to (i) the provision of services on behalf of the Funds in accordance with any Plan or Service Plan, (ii) the provision of shareholder support or other services, (iii) service as a director or officer of the Corporation and (iv) services to the Corporation, which may include the types of services described in this Agreement, with respect to the creation of any Fund and the start-up of the Fund's operations.

         (c) The Corporation shall be responsible for and assumes the obligation for payment of all of its expenses, including: (a) the fee payable under this Agreement; (b) the fees payable to each investment adviser under an agreement between the investment adviser and the Corporation; (c) expenses of issue, repurchase and redemption of Shares; (d) interest charges, taxes and brokerage fees and commissions; (e) premiums of insurance for the Corporation, its directors and officers and fidelity bond premiums; (f) fees, interest charges and expenses of third parties, including the Corporation's independent accountant, custodian, transfer agent, dividend disbursing agent and fund accountant; (g) fees of pricing, interest, dividend, credit and other reporting services; (h) costs of membership in trade associations; (i) telecommunications expenses; (j) funds transmission expenses; (k) auditing, legal and compliance expenses; (l) costs of forming the Corporation and maintaining its existence;
(m) costs of preparing, filing and printing the Corporation's Prospectuses, subscription application forms and shareholder reports and other communications and delivering them to existing shareholders, whether of record or beneficial;
(n) expenses of meetings of shareholders and proxy solicitations therefor; (o) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of Shares and of preparing tax returns; (p) costs of reproduction, stationery, supplies and postage; (q) fees and expenses of the Corporation's directors; (r) compensation of the Corporation's officers and employees and costs of other personnel (who may be employees of the investment adviser, Forum or their respective affiliated persons) performing services for the Corporation; (s) costs of Board, Board committee, shareholder and other corporate meetings; (t) SEC registration fees and related expenses; (u) state, territory or foreign securities laws registration fees and related expenses; and (v) all fees and expenses paid by the Corporation in accordance with any Plan or Service Plan or agreement related to similar manners.

         (d) Should the Corporation exercise its right to terminate this Agreement, the Corporation, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities.


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         SECTION 5.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund or Class on the later of the date on which the Corporation's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.

         (b) This Agreement shall continue in effect with respect to a Fund until terminated; provided, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Directors of the Corporation who are not parties to this Agreement or interested persons of any such party (other than as Directors of the Corporation).

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Corporation. The obligations of Sections 3 and 4 shall survive any termination of this Agreement.

         (d) This Agreement and the rights and duties under this Agreement otherwise shall not be assignable by either Forum or the Corporation except by the specific written consent of the other party. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         SECTION 6.  ADDITIONAL FUNDS AND CLASSES

         In the event that the Corporation establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the Corporation may elect not to make any such series or classes subject to this Agreement.

         SECTION 7.  CONFIDENTIALITY

         Forum agrees to treat all records and other information related to the Corporation as proprietary information of the Corporation and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and


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         (c)  release  such  other  information  as  approved  in writing by the
Corporation, which approval shall not be unreasonably withheld and may not be withheld where Forum may be exposed to civil or criminal contempt proceedings for failure to release the information, when requested to divulge such information by duly constituted authorities or when so requested by the Corporation.

         SECTION 8.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 9.  ACTIVITIES OF FORUM

         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a director, officer or employee of the Corporation, or persons who are otherwise affiliated persons of the Corporation to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its responsibilities pursuant to this Agreement to one or more corporations, trusts, firms, individuals or associations, which may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation from the Corporation.

         (c) Without limiting the generality of the Sections 9(a) and (b), the Corporation acknowledges that certain legal services may be provided to it by lawyers who are employed by Forum or its affiliates and who render services to Forum and its affiliates. A lawyer who provides such services to the Corporation, and any lawyer who supervises such lawyer, although employed generally by Forum or its affiliates, will have a direct professional attorney-client relationship with the Corporation. Those services for which such a direct relationship will exist are listed in Appendix C hereto. Provided (i) Forum agrees with any attorney performing legal services for the Corporation to not direct the professional judgment of the attorney in performing those legal services and (ii) the attorney agrees to disclose to the Chairman of the Audit Committee or to outside counsel to the Corporation any circumstance in which a legal service the attorney proposes to provide relates to a matter in which the Corporation and Forum or the Corporation and any other investment company to which the attorney is providing legal services have or may

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have divergent  legal or economic  interests,  each of Forum and the Corporation hereby consents to the simultaneous representation by the attorney of both Forum and the Corporation and waives any general conflict of interest existing in such simultaneous representation, and the Corporation agrees that, in the event the attorney ceases to represent the Corporation, whether at the request of the Corporation or otherwise, the attorney may continue thereafter to represent Forum, and the Corporation expressly consents to such continued representation.

         SECTION 10.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 11.  SERVICE DAYS

         Nothing contained in this Agreement is intended to or shall require Forum, in any capacity under this Agreement, to perform any functions or duties on any day other than a business day of the Corporation or of a Fund. Functions or duties normally scheduled to be performed on any day which is not a business day of the Corporation or of a Fund shall be performed on, and as of, the next business day, unless otherwise required by law.

         SECTION 12.  LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY

         The directors of the Corporation and the shareholders of each Fund shall not be liable for any obligations of the Corporation or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Corporation or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the directors of the Corporation or the shareholders of the Funds.

         SECTION 13.  MISCELLANEOUS

         (a) Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 6, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

         (e) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Corporation are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (k) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (l)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," and "affiliated person" shall have the meanings ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

                              TANAKA FUNDS, INC.


                              By:
                                  ------------------------------
                                       [Officer name]
                                       [Title]


                              FORUM ADMINISTRATIVE SERVICES, LLC


                              By:
                                  ------------------------------
                                       David I. Goldstein
                                       Managing Director

                               TANAKA FUNDS, INC.
                            ADMINISTRATION AGREEMENT

                                   Appendix A
                                Fund and Classes
                             as of __________, 1998

                                      Fund
                               TANAKA Growth Fund

                                     Classes
                                     R Share
                                     B Share
                                     A Share


                                     - A1 -

                               TANAKA FUNDS, INC.
                            ADMINISTRATION AGREEMENT

                                   Appendix B
                                Fees and Expenses


For its services under the agreement, the Corporation shall pay Forum 0.10% of the average daily net assets under $100 million of each Fund and 0.075% of the average daily net assets over $100 million of each Fund.


Notwithstanding the above, the minimum fee per Fund shall be $25,000 for the first twelve months, $32,500 for the next twelve months and $40,000 per annum thereafter.


                                     - B1 -

                               TANAKA FUNDS, INC.
                            ADMINISTRATION AGREEMENT

                                   Appendix C
                                 Legal Services


1. Advise the Corporation on compliance with applicable U.S. laws and regulations with respect to matters that are within the ordinary course of the Corporation's business.

2. Advise the Corporation on compliance with applicable U.S. laws and regulations with respect to matters that are outside the ordinary course of the Corporation's business(*).

3.   Liaison with the SEC.

4.   Draft correspondences to SEC and respond to SEC comments.

5.   Liaison with the Corporation's outside counsel.

6.   Provide attorney letters to the Corporation's auditors.

7.   Assist  Corporation   outside  counsel  in  the  preparation  of  exemptive
     applications, no-action letters, prospectuses, registration statements and proxy statements and related material.

8. Prepare exemptive applications, no-action letters, prospectuses, registration statements and proxy statements and related material, and draft correspondences to SEC and respond to SEC comments with respect thereto(*).

9.   Prepare prospectus supplements.

10.  Review and authorize Section 24 filings.

11.  Prepare  and/or review  agendas and minutes for and respond to inquiries at
     board  and  shareholder   meetings  regarding   applicable  U.S.  laws  and
     regulations.

12. Prepare and/or review agreements between the Corporation and any third parties.

Note:  Items designated with an (*) are Special Legal Services.


                                     - C1 -